UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2011

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 23, 2011, Visa Inc. (the “Company”) issued a press release announcing it had decided to deposit $1.565 billion (the “Loss Funds”) into the litigation escrow account previously established under the Company’s retrospective responsibility plan (the “Plan”). Under the terms of the Plan, when the Company funds the litigation escrow account, the value of the Company’s Class B shares – which are held exclusively by U.S. financial institutions and their affiliates and successors – is correspondingly adjusted via a reduction in the Class B shareholders’ as-converted share count. This has the same effect on earnings per share as repurchasing the Company’s class A common stock, by reducing the as-converted class B common stock share count. The Company will make this deposit by using funds previously allocated to its current $2 billion class A repurchase program, which was announced on July 27 and October 26, 2011, and which will exhaust all funds available under that program. The deposit of the Loss Funds will be conducted in accordance with the Company’s certificate of incorporation currently in effect.

A copy of the press release issued on December 23, 2011, is attached as Exhibit 99.1 to this Current Report on Form 8-K. All information in the press release is furnished but not filed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release issued by Visa Inc., dated December 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: December 23, 2011

	By:	/s/ Joseph W. Saunders
Joseph W. Saunders Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Visa Inc., dated December 23, 2011